ANNUAL MEETING OF SHAREHOLDERS June 4, 2026 | NASDAQ:PBHC 2026 William A. Barclay Chairman of the Board James A. “Jim” Dowd President & CEO Justin K. Bigham EVP & CFO

WELCOMING REMARKS William A. Barclay | Chairman of the Board

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be included in this presentation, accompanying materials, and in oral statements made in connection with the Annual Meeting of Shareholders. Forward-looking statements can generally be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” “plans,” and similar expressions, or future or conditional verbs such as “may,” “will,” “would,” “should,” and “could.” These statements are based on the current beliefs, expectations, and assumptions of management regarding future events and performance. They are inherently subject to significant business, economic, competitive, and regulatory risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements in this presentation include, but are not limited to, statements regarding Pathfinder Bancorp, Inc. (“Pathfinder” or the “Company”) and its subsidiaries, including Pathfinder Bank (the “Bank”), with respect to anticipated financial condition, results of operations, earnings performance, net interest margin, asset quality, credit loss provisions, liquidity, capital levels, strategic initiatives, growth opportunities, and the potential impact of regional economic development activity. Actual results may differ materially and adversely from those expressed or implied in these forward-looking statements due to a variety of factors, including, but not limited to: (i) conditions in real estate markets and the broader economic environment in the Company’s market areas, including Central New York; (ii) changes in interest rates, inflation, and U.S. monetary and fiscal policy; (iii) increased competition for deposits and changes in customer behavior affecting funding costs and liquidity; (iv) unexpected deposit outflows, unfavorable changes in deposit mix, and the availability and cost of wholesale funding; (v) the Company’s ability to maintain adequate liquidity and access to funding sources; (vi) risks associated with the Company’s commercial loan portfolio, including deterioration in credit quality, collateral values, or borrower performance; (vii) the adequacy of the allowance for credit losses and the potential need for additional provisions; (viii) the timing and effectiveness of efforts to resolve identified commercial credit exposures; (ix) the risk that anticipated improvements in earnings, net interest margin, asset quality, or overall financial performance may not be realized or may take longer than expected; (x) risks related to the Company’s ability to successfully execute its business strategy, including expansion in new or existing markets, growth in commercial lending, and development of customer relationships; (xi) the timing, scale, and ultimate economic impact of regional development projects, including semiconductor manufacturing and related infrastructure investments, which are subject to significant uncertainty and are outside the Company’s control; (xii) changes in laws, regulations, and governmental policies affecting financial institutions, including the results of regulatory examinations or supervisory actions; (xiii) operational risks, including cybersecurity incidents, fraud, natural disasters, and systems failures; (xiv) geopolitical developments, including political instability, war, or other hostilities that may disrupt financial markets or economic conditions; (xv) volatility or adverse trends in securities markets that could affect the value of the Company’s investment portfolio; and (xvi) the outcome of legal or regulatory proceedings, investigations, or other matters. Additional factors that could cause actual results to differ materially from those described in forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov, and include risks and uncertainties not currently known or deemed immaterial that may also affect forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including, but not limited to the efficiency ratio, pre-tax, pre-provision net income, tangible common equity and tangible book value per share. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position, or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable GAAP measure. The Company believes these non-GAAP financial measures provide useful information to investors by assisting in the evaluation of the Company’s operating performance, operating efficiency, financial condition, and trends, and by facilitating comparisons with prior periods and with peer institutions. In particular, management uses these measures to assess expense control relative to revenue generation, underlying profitability excluding certain non-recurring or non-operational items, and capital strength on a basis that it believes is meaningful for internal planning and external analysis. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and should be considered only in conjunction with the Company’s GAAP financial results. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the appendix to this presentation.

Agenda 2026 Annual Meeting of Shareholders Introduction of Directors, Management and Guests Conduct of the Meeting Notice and proxy Report of Inspector of Elections Meeting proposals Call for vote Management Presentation, Questions & Answers to Follow Results of Shareholder Vote Meeting Adjournment

Board of Directors Pathfinder Bancorp, Inc. Director Since Eric Allyn 2022 David A. Ayoub 2012 William A. Barclay 2011 Meghan Crawford-Hamlin 2022 James A. Dowd 2023 John P. Funiciello 2011 Adam C. Gagas 2014 Melanie Littlejohn 2016 Tony Scavuzzo 2023 John F. Sharkey, III 2014 Lloyd “Buddy” Stemple 2005

Executive Officers Name Title Current Position Since James A. Dowd, CPA President & Chief Executive Officer 2022 Justin K. Bigham, CPA Executive Vice President, Chief Financial Officer 2024 Robert G. Butkowski Senior Vice President, Chief Operating Officer 2024 Joseph P. McManus Senior Vice President, Chief Information Officer 2024 William D. O’Brien Senior Vice President & Chief Risk Officer 2020 Joseph J. Polniak First Vice President, General Counsel & Corporate Secretary 2025 Joseph F. Serbun Senior Vice President, Chief Credit Officer 2024 Ronald G. Tascarella Senior Vice President and Chief Lending Officer 2024

Independent Registered Public Accounting Firm Jamie L. Card, CPA Partner, Bonadio & Company, LLP

Business of Annual Meeting of Shareholders The election of four directors for a three-year term: David Ayoub William Barclay James Dowd John Sharkey The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2026.

EXECUTIVE MANAGEMENT PRESENTATION James A. Dowd President and Chief Executive Officer Justin K. Bigham Executive Vice President and Chief Financial Officer

Who We Are Our North Star: To be the most trusted and recommended bank in Central New York, measured by the strength of our relationships, the loyalty of our customers, and the long-term value we deliver to our shareholders and communities. At Pathfinder Bank, relationships are our business. Everything begins and ends with the relationships we build. Our Mission: We exist to be the local bank our communities trust – building lasting relationships and strengthening the people, businesses, and neighborhoods we call home. Through thoughtful growth, we expand our capacity to serve and deliver long-term value to our customers, employees, shareholders, and the regions we serve. Our Vision: To be Central New York’s most trusted bank. Where strong relationships, local empowerment, and generational impact come together to build a better future. Our Core Values: Do The Right Thing Put Customers First Support Our Communities Win As One Team Keep Getting Better Each Value is embedded into our internal communications, recognition programs, training, and team initiatives.

At a Glance Employee Commitment 26.4% of our team members have been with us for 10 years or more (as of May 1, 2026). We continue to invest in retention, leadership development, and team engagement as strategic priorities for 2026 and beyond.

Market Leadership and Reach Expanded growth and reach through strategic acquisitions. #1 in Oswego County: 43.91% of all deposits* #4 in combined Oswego and Onondaga counties: 8.61% market share* among 16 institutions, topping all local banks 7 branches in Oswego County 5 branches in Onondaga County 1 limited-purpose office in Oneida County 5th Onondaga County Branch: Expanded into East Syracuse through strategic acquisition of established branch and low-cost core deposit 2024 Market Position Our Footprint Strategic Expansion * According to S&P Capital IQ Pro figures using latest annual FDIC Summary of Deposits report based on June 30, 2025 data

Who We Serve Pathfinder Bank offers a comprehensive suite of banking products and services to individuals, families, businesses, and municipalities throughout the Central New York Region. We continue to focus on: Expanding our presence and growing relationships within the Onondaga County market. Deepening new and existing retail and business customer relationships through broader product adoption, service utilization, and core deposit growth. Expanding small and mid-sized business banking relationships across our footprint. Enhancing the customer experience and improving ease of doing business through continued modernization and operational efficiency. For more than 165 years, Pathfinder Bank has built lasting relationships by standing beside our customers and communities through every stage of life. We remain focused on serving our customers through a relationship-driven model that strengthens trust, deepens loyalty, and creates long-term value for our customers, employees, communities, and shareholders.

Who We Serve At Pathfinder Bank, community involvement is an extension of who we are. Through sponsorships, employee volunteer efforts, and local partnerships, we are proud to support the organizations and initiatives that strengthen our region. Our efforts include: Volunteerism & Board-Level Leadership: Our leaders and employees dedicate their time and expertise to serve on local boards, committees, and community organizations, ensuring that we are a part of the solutions that drive regional progress. Supporting Local Causes: We contribute not only financially, but with time and resources, to organizations and initiatives that directly benefit our neighborhoods, schools, and local nonprofits. Donations & Sponsorships: Pathfinder Bank actively sponsors local events and makes strategic donations to programs that align with our values, strengthening the fabric of our community and enhancing quality of life.

Executive Level Leadership James A. Dowd Title: President & CEO Role Since: 2022 Banking Experience: 31 Justin K. Bigham Title: Chief Financial Officer Role Since: 2024 Banking Experience: 23 Robert G. Butkowski Title: Chief Operating Officer Role Since: 2024 Banking Experience: 29 Joseph F. McManus Title: Chief Information Officer Role Since: 2024 Banking Experience: 21 William D. O’Brien Title: Chief Risk Officer Role Since: 2020 Banking Experience: 28 Joseph J. Polniak Title: General Counsel & Corporate Secretary Role Since: 2025 Legal Experience: 18 Joseph P. Serbun Title: Chief Credit Officer Role Since: 2024 Banking Experience: 41 Ronald G. Tascarella Title: Chief Lending Officer Role Since: 2024 Banking Experience: 20 Since mid-2024, Pathfinder Bank has strategically enhanced its executive leadership team through thoughtful succession planning and dynamic internal promotions. Significant Experience & Insider Ownership Extensive expertise in the Upstate New York banking market, including leadership roles and tenure at larger regional financial institutions including M&T, Community Bank, and Five Star Bank. Successful strategic transitions and promotions demonstrating strong internal leadership development. 21.7% insider voting ownership, based on voting common shares outstanding as reported in the Company’s 2025 proxy statement, including the Employee Stock Ownership Plan (“ESOP”) (6.3%, adjusted to exclude ESOP shares allocated to executive officers) and all directors and executive officers (15.4%). Our leaders bring deep expertise, a commitment to operational excellence, and a vision for sustainable growth.

2025 Pivot Focus on profitable growth, operating consistency, and capitalizing on significant regional growth opportunities Healthy Capital and Abundant Liquidity Capital ratios remain strong, meaningfully exceeding “well capitalized” minimums, following 2025 reserve build Tangible common equity to tangible assets improved to 8.03% in Q1 2026 CET1, Tier 1 Capital, and Total Capital expected to improve with resolution of identified legacy commercial credit exposures Strong liquidity profile highlighted by 82.01% core deposits/total deposits*, 73.88% loans/deposits*, and substantial on- and off-balance sheet liquidity resources Exceptional Marketplace Opportunity Positioned in the center of transformational Central New York economic expansion Significant long-term semiconductor and infrastructure investment activity in Pathfinder’s core markets Strong commercial, municipal, small business, and consumer banking growth potential Established local relationships and branch footprint near key growth corridors Community bank model well-aligned with relationship-driven market opportunity Commercial Asset Quality Reset Proactive commercial asset quality reset supported by meaningful forward-looking reserve build Strengthened reserve position and overall balance sheet resiliency Deliberate enhancements to systemic credit risk management in place Positioned for more normalized credit costs and improved earnings consistency in 2026 and beyond Enhanced Operating Discipline Renewed emphasis on profitable growth in earning assets and net interest income Defend net interest margin through disciplined asset-liability pricing and continued focus on low-cost core deposit gathering Expand recurring fee-generating products and relationship-based revenue streams Maintain strong operating expense discipline and expense/average asset ratio, while improving efficiency over time Valuable Core Deposit Franchise In-market loan growth opportunity to be funded by local, core deposits Valuable local core deposit franchise has grown to 82.01% of total deposits* Expanding low-cost deposit franchise supports long-term margin resilience Deposit market share of 8.61% for two-county branch footprint** tops all local banks, with tremendous opportunity to take share from mega banks and superregionals * At March 31, 2026 ** For Oswego and Onondaga counties, where all Pathfinder Bank branches are located, according to S&P Capital IQ Pro figures using latest annual FDIC Summary of Deposits report based on June 30, 2025 data

EXCEPTIONAL MARKETPLACE OPPORTUNITY

Central New York’s Next Era of Growth Has Begun Micron’s historic investment is serving as a catalyst for long-term regional growth, investment, and development. Key highlights: Micron’s $100 billion investment in its planned megafab campus in Clay, NY is the largest private investment in New York State history. Project expected to support: 9,000 direct Micron jobs Up to 50,000 total regional jobs over next 30 years Tens of thousands of construction jobs over multiple phases Official groundbreaking held January 16, 2026 January 16, 2026 - Clay, NY - Governor Kathy Hochul delivers remarks at Micron’s Groundbreaking Ceremony. (Mike Groll/Office of Governor Kathy Hochul)  Source: Office of Governor Kathy Hochul

A Region Preparing for Long-Term Expansion Infrastructure, Housing & Workforce Investment $500 million Green CHIPS Community Investment Fund $200 million ON-RAMP workforce development initiative in Syracuse Long-term investment accelerating across: housing and community development transportation and utilities water, energy, and infrastructure systems workforce training and education Nearly $20 billion in state and local revenue generation to improve schools and other public services Significant public and private investment is helping prepare Central New York for long-term economic expansion and population growth. Economic & Community Impact +$9.5 billion projected annual regional economic output beginning in 2027 Expected to exceed $16 billion annually by 2041 +$6.8 billion projected annual disposable income growth over next 30 years Regional growth expected to drive increased demand for: housing healthcare transportation utilities and public services

Positioned Within Emerging Growth Corridors

Additional major investment activity across Central New York is occurring within and around Pathfinder Bank's regional footprint.

Advanced Manufacturing & Technology

- **TTM Technologies:** $130 million advanced manufacturing facility planned in DeWitt
- **ON Semiconductor (onsemi):** $120 million semiconductor-related investment in DeWitt
- **JMA Wireless:** $44M Federal investment supporting expansion of advanced 5G manufacturing operations

Innovation & Supply Chain Development

- Federal funding supporting the **NY SMART I-Corridor Tech Hub**
- Continued investment in semiconductor supply chains, research, workforce development, and advanced manufacturing across the Syracuse-to-Buffalo corridor

Energy, Logistics & Infrastructure

- New York State advancing **plans for expanded advanced nuclear generation in Upstate New York**
  - Oswego County emerging as a potential future development location
- **Additional logistics and warehouse expansion** activity planned, including investment at the Port of Oswego



Micron
Pathfinder Bank
Pathfinder Bank
SYR
ONSEMI
Onondaga Lake
TTM Technologies
Pathfinder Bank
Syracuse
Syracuse University

Pathfinder branches are already located 3 and 5 miles from Micron's Clay campus, 4 miles from Onsemi's East Syracuse facility, and 2 miles from TTM Technologies' expanding DeWitt operations.

PathFinder BANCORP, INC.

20

Banking on the Growth Around Us As Central New York experiences significant economic expansion, Pathfinder is positioned to support the businesses, households, developers, municipalities, and communities growing alongside it.

Valuable Core Deposit Franchise

Central New York Core Deposit Growth Opportunity

Built on Leading Local Deposit Franchise

Pathfinder's 8.61% share tops all local banks

- Significant opportunity to gain market share from out-of-market multinational and superregional competitors, with **a 1% share gain representing more than $140 million in deposits, or approximately 12% growth**
- Investing talent and resources to accelerate growth across Onondaga County, including Syracuse, its suburbs, and the broader Central New York semiconductor ecosystem
- Committed to defending Pathfinder's leading deposit market share position in Oswego County (43.91%)
- Focused on expanding relationships with small- and mid-sized businesses while broadening commercial banking and treasury management capabilities
- Local consumers, municipalities, and school districts remain foundational to Pathfinder's relationship-based community banking funding strategy

Scarcity Value of Investible CNY Community Banks

$millions

	Bank	Ticker	Total Assets*	Branches**	In-Market Deposits**	Deposit Market Share**	Price/ TBV*
1	M&T Bank	MTB	$214,736	25	$3,474.7	24.33%	1.78x
2	KeyCorp	KEY	$188,663	23	$2,328.0	16.30%	1.48x
3	JPMorgan Chase	JPM	$4,900,475	11	$1,686.6	11.81%	2.73x
4	**Pathfinder**	**PBHC**	**$1,422**	**12**	**$1,229.3**	**8.61%**	**0.71x**
5	Bank of America	BAC	$3,496,186	7	$1,217.9	8.53%	1.70x
6	Solvay Bank^	--	$1,191	10	$1,056.8	7.40%	--
7	NBT Bancorp	NBTB	$16,204	14	$978.3	6.85%	1.57x
8	Community Fin. Sys.	CBU	$17,745	11	$831.9	5.83%	2.85x
9	Geddes FS&LA	--	$669	2	$477.4	3.34%	--
10	Citizens Financial	CFG	$227,918	4	$362.6	2.54%	1.62x
	Other banks (four)		--		$635.4	4.45%	--
	Total for Oswego and Onondaga counties				$14,279.0	100.00%	

** On March 31, 2026, according to Company data for PBHC and S&P Capital IQ Pro for other bank and market data*

*** For Oswego and Onondaga counties, where all Pathfinder Bank branches are located, according to S&P Capital IQ Pro figures using latest annual FDIC Summary of Deposits report based on June 30, 2025 data*

^ Data for Solvay Bank, a subsidiary of Solvay Bank Corp. (OTCPK: SOLVS)

PathFinder BANCORP, INC.

23

Record of Core Deposit Growth to Date Core deposit growth (4.4% CAGR) outpacing total deposit growth (3.3% CAGR) since the end of 2021 Boosted with 2024 acquisition of low-cost core deposits acquired with what is now Pathfinder Bank’s East Syracuse branch Intentional runoff of higher-cost brokered deposits and non-relationship CDs since 2024 has been more than offset by growth in MMDA, checking, and relationship-based CDs** The Bank continues to cultivate strong existing depositor relationships, which have been a primary deposit growth driver since 2024 Business development efforts focused on improving contributions from new depositor relationships, taking advantage of tremendous opportunity to take local market share from out-of-town multinational and superregional banks 4.4% Core Deposit CAGR Since 2021 Outpacing growth of higher-cost, non-relationship deposits * Core deposits represent non-brokered deposits excluding certificates of deposit of $250,000 or more ** Relationship-based CD accounts are those depositors with at least one non-maturity account

Granular Deposit Mix Focus remains on non-maturity deposit growth Reduced non-relationship CDs* and brokered deposits by $82.6 million, or 13.3% CAGR, since 2024 Increased non-maturity deposits by $89.8 million, or 10.2% CAGR, since 2024 Time deposit growth is limited to relationship-based CDs* Increased relationship-based CDs* by almost 8% CAGR since 2024 Reduced non-relationship CD-only customers* by over 30% CAGR since 2024 * Relationship-based CD accounts are those depositors with at least one non-maturity account ** Core deposits represent non-brokered deposits excluding certificates of deposit of $250,000 or more ^ Mortgage escrow funds represented ~$7 million at the end of each of 2021-2025 and ~$5 million at the end of 1Q26 82% Core** $1.21B at March 31, 2026 82% Core**

COMMERCIAL ASSET QUALITY RESET

2024 Leadership & Foundation Appointed new CFO and Chief Credit Officer in 2H24 Began implementing more rigorous and proactive commercial credit risk management practices Completed $9.0 million reserve build following review of nonperforming commercial loans and purchased loan pools 2025 Enhanced Underwriting & Origination Discipline Increased focus on profitable, relationship-based commercial banking relationships with high-quality small- and mid-sized businesses Strengthened underwriting standards, reduced policy exceptions, and adopted more stringent credit structures Enhanced structural processes designed to improve credit decision-making and long-term loan performance Portfolio Monitoring & Risk Governance Implemented team-based commercial portfolio monitoring with enhanced analytics, segmentation, and concentration management Dedicated personnel and resources focused exclusively on problem-credit management and loan workout activities Portfolio Actions & Balance Sheet Strengthening Sold $9.3 million in classified and nonperforming loans associated with one commercial relationship Completed comprehensive review of commercial relationships with exposures of $500,000 or greater, representing ~90% of the commercial portfolio Completed $11.4 million risk-based reserve build following comprehensive portfolio review Strengthened reserve coverage and overall balance sheet resiliency 2026 Continued Execution Continuing resolution efforts related to identified legacy commercial credit exposures Ongoing focus on disciplined underwriting, proactive portfolio monitoring, and prudent risk-adjusted growth Positioned for more normalized credit costs and improved earnings consistency over time Strengthening Credit Risk Management and Portfolio Oversight Pathfinder strongly believes actions taken during 2024-2026 materially strengthened the Company’s credit governance framework and reserve position.

Prudent reserve actions strengthened coverage for identified commercial credit exposures Allowance for credit losses increased to 3.28% of loans at year-end exceeding all peers* Reserve actions and conservative collateral valuation designed to reduce future earnings volatility associated with identified credit exposures Management believes reserve levels appropriately reflect expected loss exposure identified through the portfolio review Allowance for credit losses remained elevated at 3.24% of loans at the end of 1Q26, continuing to exceed all peers* $11.4 Million Risk-Based Reserve Build in 2025 Following comprehensive review of commercial portfolio exposures completed in 2025 $11.4 million related to comprehensive review * Peer US commercial banks with MRQ assets of $1B-$5B and listed on the NASDAQ or NYSE, according to S&P Capital IQ Pro 1.11% Peer median allowance/ loans* 1.10%

East Syracuse Branch Acquisition enabled a dramatic reduction in the Bank’s total borrowings and funding costs, significantly improved our deposit mix, supporting net interest margin (NIM) expansion. $88.2 million in individually analyzed commercial loans identified through comprehensive review Review identified 47 legacy commercial relationships requiring individual analysis based on unique risk characteristics Risk-based reserve actions and enhanced collateral analysis were implemented where appropriate Commercial individually analyzed loans declined by $5.0 million during Q1 2026, primarily due to payoff of one large relationship Comprehensive Commercial Loan Portfolio Review Completed in 2025 All relationships with exposures of $500,000 or more, representing approximately 90% of the commercial portfolio * Individually analyzed commercial loans with unique risk characteristics identified through comprehensive portfolio review in 2025. ** Weighted average loan-to-value ratio (LTV) is the loan principal balance as a percentage of book balance for commercial real estate (CRE) individually analyzed loans, excluding three loans with LTVs >100% based on collateral that is expected to be sold to new owners or sponsors intending to reposition these transitional or value-add properties. Collateral values are determined using most-recent appraisals, purchase offers, auction bids, broker opinions, and business financials. $5.0 70% LTV ** $83.2M Commercial LURCs* at March 31, 2026

ENHANCED OPERATING DISCIPLINE

Well-Balanced Loan Portfolio Commercial real estate concentration remained modest at 189.84% of risk-based capital*, providing meaningful capacity for disciplined future growth New commercial origination emphasis on high-quality small- and midsized businesses with multifaceted relationship potential CNY residential and consumer lending to qualified borrowers remains central to Pathfinder’s community bank mission New loan growth expected to remain substantially funded through core deposit generation Balanced mix of commercial, residential, and consumer lending supports long-term portfolio resiliency $896.5 million, at March 31, 2026 * Construction and development, multifamily, and non-owner occupied CRE loans as a percentage of Pathfinder Bank total capital at March 31, 2026 61% Commercial

Well Managed Net Interest Margin

Expanded NIM by 36 basis points since Fed Funds Effective Rate Peak in 4Q23


Average Fed Funds Rate*
NIM
Average Loan Yield
Average Cost of Total Deposits**
Core NIM^
5.57%
5.55%
5.48%
5.64%
6.31%
5.87%
5.97%
5.75%
6.09%
5.74%
5.48%
3.07%
2.74%
2.75%
2.78%
3.34%
3.02%
3.31%
3.11%
3.34%
3.09%
3.10%
3.09%
3.21%
3.27%
2.24%
2.63%
2.62%
2.72%
2.59%
2.59%
2.29%
2.37%
2.28%
2.24%
2.06%
5.26%
5.33%
5.33%
5.33%
5.26%
4.65%
4.33%
4.33%
4.29%
3.90%
3.64%
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
1Q26

** Quarterly average Federal Funds Effective Rate, from FRED database, Federal Reserve Bank of St. Louis, fred.stlouisfed.org/series/FEDFUNDS.*

*** Average cost of total deposits, including noninterest-bearing*

^ Core NIM excludes loan and investment prepayment penalty income in 3Q25, prior-year interest recovered from loans removed from nonaccrual status and income from prepayment fees in 1Q25, and catch-up interest payments in 3Q24.

PathFinder BANCORP, INC.

32

Revenue Stability and Earnings Normalization * Please see appendix for reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure Core revenue generation remained resilient despite elevated provision expense and strategic portfolio actions Pre-tax, pre-provision earnings continued to demonstrate underlying franchise earnings capacity Treasury management enhancements expected to support commercial relationship growth and recurring fee income Fee income diversification initiatives expected to support long-term revenue stability and profitability Pre-tax, pre-provision earnings remained positive throughout 2025 despite elevated reserve actions

Disciplined Operating Expense Management Organization-wide focus on disciplined expense management and operating efficiency Total noninterest expense increased only 0.6% from 2024 to 2025 despite strategic investments in personnel and infrastructure Noninterest expense as a percentage of average assets remained relatively stable despite elevated credit remediation activity Strategic investments in experienced personnel and risk management capabilities were partially offset by reductions across other operating expense categories Enhanced procurement, vendor management, and accounts-payable practices contributed to improved operating discipline Recent investments in talent, credit infrastructure, and operating capabilities are expected to support improved long-term operating leverage

Provision expense normalization supports improved earnings performance in 2026 Enhanced underwriting, portfolio monitoring, and credit governance practices implemented beginning in 2024 2025 reserve actions designed to absorb future loss resolution activity related to individually analyzed commercial loans Continued focus on disciplined relationship-based loan growth funded by local core deposits Ongoing focus on disciplined asset-liability pricing and operating expense management Improved earnings consistency expected to support stronger returns on assets and equity over time Positioned for Improved Earnings Consistency in 2026 Supported by enhanced credit oversight and 2025 reserve actions

East Syracuse Branch Acquisition enabled a dramatic reduction in the Bank’s total borrowings and funding costs, significantly improved our deposit mix, supporting net interest margin (NIM) expansion. Above-peer dividend yield* supports shareholder returns during earnings normalization Continuity of Dividend to Common Shareholders Cash dividend paid for 30 consecutive years * March 31, 2026 yield of 3.13% for PBHC compared to 2.70% for the median commercial bank with assets of $1B-$5B listed on the NASDAQ or NYSE according to S&P Capital IQ Pro ** Annualized 1Q26 dividends of $0.10 per common share

HEALTHY CAPITAL AND ABUNDANT LIQUIDITY

Strong Capital and Liquidity Support Long-Term Growth Capital Position Regulatory capital ratios continue to meaningfully exceed “well capitalized” thresholds Retained earnings expected to support continued capital accretion over time Resolution of individually analyzed commercial loans expected to support future capital improvement Strong capital position provides flexibility for disciplined capital deployment initiatives Liquidity Position Strong liquidity position supports future loan growth and balance sheet flexibility Core deposits remain the Company’s primary funding source Substantial funding capacity includes $139M with FHLB-NY, $45M with FRB, and $15M in unused credit lines* * At March 31, 2026 ** Please see appendix for reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure ^ Median for peer US commercial banks with MRQ assets of $1B-$5B and listed on the NASDAQ or NYSE, according to S&P Capital IQ Pro

WHY PATHFINDER

Unprecedented Public and Private Investment in Central New York Pathfinder is well-positioned to benefit from major investments transforming CNY into a national hub for semiconductors and high tech. Strengthened Credit Framework Attractive Shareholder Value Opportunity Current valuation metrics and dividend yield compare favorably relative to peers despite significant reserve actions completed in 2025. Disciplined Commercial Banking Strategy Focused on relationship-based commercial banking growth with high-quality small- and mid-sized businesses while selectively expanding commercial real estate capabilities to support future growth opportunities. Valuable Core Deposit Franchise Relationship-based core deposits and strong local market share provide stable funding and meaningful future growth capacity. Enhanced underwriting, portfolio monitoring, and reserve positioning support improved earnings consistency and reduced future earnings volatility. PBHC share price multiples based on Company data for the first quarter ended March 31, 2026 and market data as of May 15, 2026. Peer data represents the median for US commercial banks listed on the NASDAQ or NYSE with $1B to $5B in assets as of most-recent-quarter end (Source: S&P Capital IQ on May 19, 2026) Strategically aligned with the region’s evolving economic landscape

Positive Outlook Recent reserve build designed to absorb future resolutions for commercial individually analyzed loans NPLs Individually Analyzed Loans Specific Reserves Provision Expense Pretax Income Earnings Future provision expense associated with individually analyzed loans expected to moderate meaningfully Nonperforming loan levels may fluctuate near term as individually analyzed loans progress through resolution activities Lower provision volatility is expected to clear a path for more consistent and sustainable earnings improvement over time

Compelling Valuation * Median for peer US commercial banks with MRQ assets of $1B-$5B and listed on the NASDAQ or NYSE, according to S&P Capital IQ Pro ** Please see appendix for reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure ^ Share price/ annualized MRQ EPS Current valuation metrics do not fully reflect Pathfinder’s strengthened balance sheet and improving earnings trajectory

QUESTIONS

VOTING RESULTS William A. Barclay | Chairman INSPECTOR OF ELECTIONS REPORT Joseph J. Polniak | Corporate Secretary

Thank You For Attending 2026 Annual Meeting of Shareholders Meeting Adjourned June 4, 2026

Appendix: Reconciliation of Non-GAAP Financial Measures Used In This Presentation

	At or for the year ended December 31,					
	2021	2022	2023	2024	2025	2026 Q1
Tangible book value per common share						
Total equity (GAAP)	$ 110,287	$ 110,997	$ 119,495	$ 121,483	$ 122,451	$ 123,583
Goodwill	4,536	4,536	4,536	5,056	5,056	5,056
Intangible assets	117	101	85	5,989	5,362	5,205
Tangible common equity	$ 105,634	$ 106,360	$ 114,874	$ 110,438	$ 112,033	$ 113,322
Total shares outstanding	5,983	6,032	6,100	6,126	6,186	6,256
Tangible book value per common share	$ 17.66	$ 17.63	$ 18.83	$ 18.03	$ 18.11	$ 18.11
Revenue, pre-tax, pre-provision net income, and efficiency ratio						
Net interest income	$ 38,295	$ 41,403	$ 38,919	$ 40,989	$ 44,335	$ 10,340
Noninterest income	6,231	5,914	5,190	9,561	2,495	1,127
(Losses) gains on the sales and redemptions of investment securities	37	(169)	62	(71)	(23)	(5)
Gains on sales of loans and foreclosed real estate	313	137	181	187	402	186
Fair value adjustment to loans held-for-sale	-	-	-	-	(3,462)	(203)
Loss (gain) on asset sale	-	-	-	3,169	(115)	-
Revenue (non-GAAP)	44,176	47,349	43,866	47,265	50,028	11,489
Total noninterest expense	27,495	28,874	29,395	34,417	34,581	8,692
Pre-tax, pre-provision net income (non-GAAP)	$ 16,681	$ 18,475	$ 14,471	$ 12,848	$ 15,447	$ 2,797
Efficiency ratio	62.24%	60.98%	67.01%	72.82%	69.12%	75.65%

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